SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrants as Specified in Its Charter)

Florida (State of Incorporation or Organization)	14-1858265 (I.R.S. Employer Identification No.)
2412 Cortez Road West Bradenton, Florida (Address of Principal Executive Offices)	34207 (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108567

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of Each Exchange on Which Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares, $5.00 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

     The description of the common shares of Coast Financial Holdings, Inc. (“Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form SB-2 (Registration No. 333-108567) as originally filed with the Securities and Exchange Commission on September 5, 2003, or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this Item.

Item 2. Exhibits

3.1	—	Articles of Incorporation *
3.2	—	Bylaws *
4.2	—	Specimen common share certificate.*
4.3	—	Securities Conversion Agreement, dated October 20, 2003, by and among the Company and all of the holders of its Series A Preferred Stock.*

*	Incorporated by reference to the identically numbered exhibits to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: October 21, 2003
COAST FINANCIAL HOLDINGS, INC.

By: /s/ Gerald L. Anthony

Gerald L. Anthony President and Chief Executive Officer